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                                                                      EXHIBIT NN

                                                              Page 1 of __ Pages

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                               (Amendment No. 3)

                            LIVE ENTERTAINMENT INC.
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                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
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                         (Title of Class of Securities)

                                  538032 10 3
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                                 (CUSIP Number)

                              Gideon Cashman, Esq.
                        PRYOR, CASHMAN, SHERMAN & FLYNN
                                410 Park Avenue
                    New York, New York 10022 (212) 421-4100
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          (Name, Address and Telephone Number of Person Authorized to
                      Receive Notices and Communications)

                                 March 23, 1993
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            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box. [_]

Check the following box if a fee is being paid with the statement. [_]

(A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13D-7).

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
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  CUSIP NO. 538032 10 3         SCHEDULE 13D               PAGE 2 OF __ PAGES

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      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer Electronic Corporation

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      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

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      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
       00
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                  [_]
 5    IS REQUIRED PURSUANT TO ITMES 2(d) or 2(e)

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      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Japan

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                     7     SOLE VOTING POWER          11,103,210
                                                      ------------------------
     NUMBER OF

      SHARES
                     8     SHARED VOTING POWER        0
   BENEFICIALLY                                       ------------------------

     OWNED BY

       EACH          9     SOLE DISPOSITIVE POWER     11,103,210
                                                      ------------------------
    REPORTING

      PERSON
                    10     SHARED DISPOSITIVE POWER   0
       WITH                                           ------------------------


      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11    11,103,210

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]

------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13    65.3%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

  CUSIP NO. 538032 10 3         SCHEDULE 13D               PAGE 3 OF __ PAGES

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      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer North America, Inc.

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
       00
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                  [_]
 5    IS REQUIRED PURSUANT TO ITMES 2(d) or 2(e)

------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Delaware

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                     7     SOLE VOTING POWER          11,103,210
                                                      ------------------------
     NUMBER OF

      SHARES
                     8     SHARED VOTING POWER        0
   BENEFICIALLY                                       ------------------------

     OWNED BY

       EACH          9     SOLE DISPOSITIVE POWER     11,103,210
                                                      ------------------------
    REPORTING

      PERSON
                    10     SHARED DISPOSITIVE POWER   0
       WITH                                           ------------------------


      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      11,103,210

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]

------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      65.3%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

  CUSIP NO. 538032 10 3         SCHEDULE 13D               PAGE 4 OF __ PAGES

------------------------------------------------------------------------------
      NAME OF REPORTING PERSON
 1    S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

      Pioneer LDCA, Inc.

------------------------------------------------------------------------------
      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
 2                                                              (a) [_]
                                                                (b) [X]

------------------------------------------------------------------------------
      SEC USE ONLY
 3


------------------------------------------------------------------------------
      SOURCE OF FUNDS*
 4
       00
------------------------------------------------------------------------------
      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS                  [_]
 5    IS REQUIRED PURSUANT TO ITMES 2(d) or 2(e)

------------------------------------------------------------------------------
      CITIZENSHIP OR PLACE OF ORGANIZATION
 6
      Delaware

------------------------------------------------------------------------------
                     7     SOLE VOTING POWER          11,103,210
                                                      ------------------------
     NUMBER OF

      SHARES
                     8     SHARED VOTING POWER        0
   BENEFICIALLY                                       ------------------------

     OWNED BY

       EACH          9     SOLE DISPOSITIVE POWER     11,103,210
                                                      ------------------------
    REPORTING

      PERSON
                    10     SHARED DISPOSITIVE POWER   0
       WITH                                           ------------------------


      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
11
      11,103,210

------------------------------------------------------------------------------
      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*
12
                                                                    [_]

------------------------------------------------------------------------------
      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
13
      65.3%

------------------------------------------------------------------------------
      TYPE OF REPORTING PERSON*
14
      CO
------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

     This Statement constitutes Amendment No. 3 to the Schedule 13D, dated July 3, 1990, as amended by Amendment No. 1 dated March 24, 1992 ("Amendment No. 1"), as amended by Amendment No. 2 dated June 12, 1992 (collectively the "Schedule 13D"), filed by Pioneer Electronic Corporation, a Japanese corporation ("PEC"), Pioneer North America, Inc., a Delaware corporation ("PNAI") and Pioneer LDCA, Inc., a Delaware corporation ("PLI") with respect to the shares (the "Shares") of the common stock, par value $.01 per share, of LIVE Entertainment Inc., a Delaware corporation (the "Company"). PEC, PNAI and PLI are sometimes collectively referred to herein as the "Reporting Persons." All capitalized terms not otherwise defined herein shall have the meanings given to them in the
Schedule 13D.

     1.  Item 3 of the Schedule 13D is hereby amended by adding the following:

         PLI purchased 15,000 shares of Series C Convertible Preferred Stock, $1.00 par value per share (the "Series C Stock"), from the Company in exchange for PLI's right, title and interest in and to LIVE Home Video, L.P., a California limited partnership (the "Partnership"), which interest was valued at $15,000,000 (and was contributed to the Partnership at its creation from the general corporate funds of PLI) pursuant to the Stock Purchase Agreement (as hereinafter defined). Each share of Series C Stock held by PLI is convertible at PLI's option into 328.4 Shares and, therefore, the 15,000 shares of Series C Stock are convertible into a total of 4,926,108 Shares.

                               Page 5 of   Pages
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     2.  Item 4 of the Schedule 13D is amended by adding the following:

         PLI acquired the 15,000 shares of Series C Stock described in Item 3 for (i) general investment purposes, (ii) as a means to protect its investment in Carolco given Carolco's historical affiliation with the Company in order to insure the success of the Company's current restructuring, and (iii) as a possible means to expand PEC's U.S. base of operations. In light of PLI's level of ownership of capital stock of the Company, the Reporting Persons may, at a future time, consider becoming actively involved in the management of the Company's operations and may, at a future time, consider assuming control of the Company, although no decisions with respect to any of such actions have been made by the Reporting Persons. It is likely that the Reporting Persons will seek substantial representation on the Company's Board of Directors at its 1993 Annual Meeting of Stockholders and may even seek to elect a majority of such Board.

         Carolco is currently in the process of its own corporate and financial restructuring (the "Carolco Restructuring") which as currently structured proposes to, as part of various exchanges of securities and other interests, provide (among other things) that all of the Pledged Shares will be released and distributed to PLI, RCS BV and Studio Canal. Pursuant to such release and distribution, it is anticipated that PLI would directly receive approximately 3,755,792 shares of the total 6,033,102 Pledged Shares. As a result, the total number of

                               Page 6 of   Pages
shares beneficially owned by the Reporting Persons will decrease to 8,825,900 Shares (from 11,103,210 Shares) or approximately 51.9% of the 17,009,541 Shares that would be outstanding as described in Item 5(a) hereof because the total number of Pledged Shares would no longer be included in Item 5(a) as being beneficially held by the Reporting Persons. The terms of the Carolco Restructuring are not yet defined final and are subject to further changes. There is no assurance that the Carolco Restructuring will be consummated.

     3. Item 5(a) of the Schedule 13D is hereby amended in its entirety as follows:

         PEC and PNAI may be deemed beneficially to own indirectly through PLI and PLI owns directly (i) 144,000 Shares and (ii) 15,000 shares of Series C Stock, which is presently convertible into 4,926,108 Shares (the "Conversion Shares"). As a result, the Reporting Persons beneficially own 5,070,108 Shares which represents approximately 29.8% of the 17,009,541 Shares that would be outstanding if the 4,926,108 Conversion Shares were added to the 12,083,433 Shares reported by the Issuer in its Form S-4 Registration Statement filed with the Securities and Exchange Commission on November 17, 1992 (file no. 33-54654), and may be deemed to own the 6,033,102 Pledged Shares of the Company for an aggregate of 11,103,210 Shares which represents approximately 65.3% of the Company's Shares based upon the information set forth above.

     4.  The first paragraph of Item 5(b) of the Schedule 13D is

                               Page 7 of   Pages
amended in its entirety as follows:

         PLI has the power to vote or direct the voting of, or to dispose or direct the disposition of, the 5,070,108 Shares it owns or has the right to acquire. PNAI, by virtue of its ownership of all of the outstanding shares of capital stock of PLI, and PEC, by virtue of its ownership of all of the outstanding shares of capital stock of PNAI, also may be deemed to have the sole power to vote and dispose of the Shares which PLI owns or has the right to acquire.

     5.  Item 5(c) of the Schedule 13D is hereby added as follows:

         Except as set forth in Item 3, none of the Reporting Persons, and, to the best knowledge of the Reporting Persons, none of the executive officers and directors of the Reporting Persons has effected any transactions in the Shares in the past sixty (60) days.

     7.  Item 6 of the Schedule 13D is amended by adding the following:

       (xvii) PLI entered into a Stock Purchase Agreement dated as of September 14, 1992 (the "Stock Purchase Agreement") with the Company, pursuant to which on March 23, 1993 PLI purchased 15,000 shares of Series C Stock from the Company. A copy of the Stock Purchase Agreement is attached hereto as Exhibit U and is incorporated herein by reference.

       (xviii) PLI entered into a Registration Rights Agreement for Series C Convertible Preferred Stock dated as of

                               Page 8 of   Pages

September 14, 1992, pursuant to which PLI is granted certain rights to register the Conversion Shares. A copy of the Registration Rights Agreement is attached as Exhibit V and is incorporated by reference.

     8.  Item 7 is amended by adding the following information:

         Exhibit U -   Stock Purchase Agreement dated as of September 14, 1992.

         Exhibit V -   Registration Rights Agreement for Series C Convertible
                       Preferred Stock dated as of September 14, 1992.

         Exhibit W -   Certificate of Designation, Preferences and Rights of
                       Series C Convertible Preferred Stock.


                               Page 9 of   Pages
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                                   SIGNATURE
                                   ---------

     After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:  March 30, 1993


                                      PIONEER ELECTRONIC CORPORATION


                                      By:/s/ Ronald N. Stone
                                         ---------------------------
                                         Name:  Ronald N. Stone
                                         Title: Attorney-in-Fact



                                      PIONEER NORTH AMERICA, INC.


                                      By: /s/ Ronald N. Stone
                                         -----------------------------
                                         Name:  Ronald N. Stone
                                         Title: Attorney-in-Fact



                                      PIONEER LDCA, INC.


                                      By: /s/ Ronald N. Stone
                                         ----------------------------
                                         Name:  Ronald N. Stone
                                         Title: Attorney-in-Fact

                              Page 10 of   Pages